Zymergen Reports Preliminary Fourth Quarter and Full Year 2021 Financial Results

Emeryville, Calif., March 22, 2022 – Biotechnology company Zymergen Inc. (“Zymergen” or the “Company”), today reported preliminary financial results for the fourth quarter and full year ended December 31, 2021.

“Our strategy is committed to bringing products to market by designing and producing molecules, microbes, and materials for diverse end markets across advanced materials, drug discovery and automation,” said Zymergen’s interim CEO, Jay Flatley. “We have implemented a rigorous product development process which evaluates programs through stringent phase gates that verify aspects of the market, the product, and the team resources to fully develop that product to launch. Ahead of the process, we have a robust research engine to create a pipeline of new opportunities that we believe have high potential. We are pleased with our progress and remain focused on our strategy of pursuing continuous launches of breakthrough products.”

Recent Highlights
•Announced prioritization on three key businesses focused on advanced materials, drug discovery and automation
•Demonstrated early results from the company’s infectious disease program, supported by a grant from the Bill & Melinda Gates Foundation, which discovered hundreds of potential novel hits against malaria, tuberculosis, and COVID-19 targets
•Launched automation technology offering supported by a commercial pipeline of more than 20 potential customers and two signed contracts for system design

Preliminary Fourth Quarter 2021 Financial Results
Total revenue for the fourth quarter of 2021 was $3.0 million, primarily relating to R&D service agreements and collaboration revenue.

Total operating expenses for the fourth quarter of 2021 were $74.3 million, including total restructuring charges of $7.6 million.

Net loss in the fourth quarter of 2021 was $78.1 million.

Preliminary Full Year 2021 Financial Results
Total revenue was $16.7 million for the year ended December 31, 2021, primarily relating to R&D service agreements and collaboration revenue.

Total operating expenses for 2021 were $364.3 million, including total restructuring charges of $28.8 million and a reversal of accrued performance bonuses of approximately $9.4 million.

Net loss was $361.8 million in 2021.

Cash and cash equivalents were $386.1 million as of December 31, 2021, excluding restricted cash of $12.0 million.

The financial results presented in this press release are preliminary, estimated, and unaudited. They are subject to the completion and finalization of Zymergen’s financial and accounting closing procedures. They reflect management’s estimates based solely upon information available to management as of the date of this press release. Further information learned during that completion and finalization may alter the final results. In addition, the preliminary estimates should not be viewed as a substitute for full quarter or audited full year financial statements prepared in accordance with GAAP. There is a possibility that Zymergen’s fourth quarter and full year financial results could vary materially from these preliminary results. Accordingly, you should not place undue reliance upon this preliminary information.

Webcast Information
Zymergen will host a conference call to discuss the preliminary fourth quarter and full year 2021 financial results after market close on Tuesday, March 22, 2022, at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at https://investors.zymergen.com/

About Zymergen
Zymergen is a biotech company that designs and produces molecules, microbes and materials for diverse end markets. We partner with nature to make better products, a better way, for a better world.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date of this press release. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements in this press release, include but are not limited to statements regarding the Company’s preliminary financial results, the Company’s strategy of pursuing continuous launches of breakthrough products, the potential for our advanced materials, drug discovery and automation businesses, the potential therapeutic benefit of any of the potential novel hits discovered against malaria, tuberculosis, and COVID-19 targets, the customer pipeline for our automation business and the potential benefits of our new product development process. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, but not limited to, risks relating to the Company’s ability to successfully commercialize or generate revenue from its products; the Company’s ability to execute on its new strategic plan; the Company’s ability to identify commercial opportunities; the Company’s ability to attract automation customers; the effectiveness and rigor of the Company’s phase gates and product evaluation process; the Company’s ability to reduce its operating costs and extend its cash runway; and material differences between the Company’s actual financial results and the preliminary financial results presented herein. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and the Company’s Annual Report on Form 10-K once it is filed. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact
investors@zymergen.com

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenue	$3,039	$5,906	$16,743	$13,284
Operating expenses:
Cost of service revenue	9,583	21,097	69,721	84,818
Research and development	30,084	29,866	159,120	90,852
Sales and marketing	4,895	4,150	23,648	18,627
General and administrative	22,111	15,363	83,009	60,076
Restructuring charges	7,615	—	28,808	—
Total operating expenses	74,288	70,476	364,306	254,373
Loss from operations	(71,249)	(64,570)	(347,563)	(241,089)
Other income (expense):
Interest income	2	41	64	492
Interest and other expense	(6,814)	(11,016)	(14,235)	(21,646)
Total other expense	(6,812)	(10,975)	(14,171)	(21,154)
Loss before income taxes	(78,061)	(75,545)	(361,734)	(262,243)
(Provision for) benefit from income taxes	(77)	(53)	(51)	49
Net loss	$(78,138)	$(75,598)	$(361,785)	$(262,194)
Net loss per share attributable to common stockholders, basic	$(0.76)	$(5.96)	$(4.87)	$(21.46)
Net loss per share attributable to common stockholders, diluted	$(0.76)	$(5.96)	$(4.89)	$(21.46)
Weighted-average shares used in computing net loss per share to common stockholders, basic	102,608,689	12,676,335	74,226,964	12,217,889
Weighted-average shares used in computing net loss per share to common stockholders, diluted	102,608,689	12,676,335	74,305,802	12,217,889

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of December 31, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$386,105	$210,205
Accounts receivable, billed and unbilled	3,085	4,175
Inventory	6,035	4,969
Other current assets	12,124	9,225
Total current assets	407,349	228,574
Property and equipment, net	53,799	48,718
Goodwill	36,481	11,604
Intangible assets, net	8,529	4,790
Other assets	12,074	11,235
Total assets	$518,232	$304,921
LIABILITIES AND CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable, accrued and other liabilities	$22,914	$38,985
Short-term debt, net	43,953	79,331
Other current liabilities	6,665	3,142
Total current liabilities	73,532	121,458
Warrant liabilities	—	14,231
Other long-term liabilities	36,214	12,170
Total liabilities	109,746	147,859
Convertible preferred stock	—	900,798
Total stockholders' equity (deficit)	408,486	(743,736)
Total liabilities and convertible preferred stock and stockholders' equity (deficit)	$518,232	$304,921